                                                                    Exhibit 5.02



                     [Letterhead of Day, Berry & Howard LLP]


                                                               March 27, 2002

MBIA Inc.
113 King Street
Armonk, NY 10504

Re:  MBIA Inc.
     Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as special Connecticut counsel to MBIA Inc., a Connecticut corporation (the "Company"), as to certain matters of Connecticut law in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-3 (the "Registration Statement"), and the prospectus included therein (the "Prospectus"), relating to up to $400,000,000 aggregate principal amount of any combination of senior debt securities, subordinated debt securities, preferred stock, par value $1.00 per share (the "Preferred Stock"), and common stock, par value $1.00 per share (the "Common Stock"), to be sold by the Company.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, including the Prospectus, the Company's Restated Certificate of Incorporation, as amended to date (the "Certificate of Incorporation"), the Company's By-laws, as amended to date (the "By-laws"), and records of the corporate proceedings of the Board of Directors of the Company with respect to the Registration Statement and the offerings contemplated thereby. We have also examined such other documents, and made such examination of law, as we have deemed necessary in order to render our opinion. In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to all originals of all documents submitted to us as copies thereof and the authenticity of the originals of such latter documents.

     The opinions expressed herein are limited to the laws of the State of Connecticut. For purposes of this opinion, we have assumed that the Company's Certificate of Incorporation and

March 27, 2002
Page 2

     By-laws as in effect on the date of issuance of any shares of Preferred Stock or Common Stock pursuant to the Registration Statement will be the same as the Certificate of Incorporation and By-laws of the Company on the date hereof.

     Based on and subject to the foregoing, we are of the opinion that:

     1. Shares of Common Stock that are authorized pursuant to the Certificate of Incorporation will be duly authorized, validly issued, fully paid and nonassessable if (a) immediately prior to such issuance, such shares are unissued and have not been reserved for any other purpose; (b) such shares are sold pursuant to the Registration Statement on terms approved by the Board of Directors for amounts at least equal to the par value of such shares; and (c) the Company has received the consideration which the Board of Directors has authorized for the shares.

     2. Shares of Preferred Stock that are authorized pursuant to the Certificate of Incorporation, of any series, will be duly authorized, validly issued, fully paid and nonassessable if: (a) the terms, limitations and relative rights and preferences of such series are set forth in a Certificate of Amendment that has been duly authorized by the Company's Board of Directors, duly executed by duly authorized officers of the Company and duly filed with the Secretary of State of the State of Connecticut; (b) immediately prior to such issuance, such shares are unissued and have not been reserved for any other purpose; (c) such shares are sold pursuant to the Registration Statement on terms approved by the Board of Directors for amounts at least equal to the par value of such shares; and (d) the Company has received the consideration which the Board of Directors authorized for the shares.

     We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement and the reference to our firm in the Prospectus under the caption "Legal Matters." In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                           Very truly yours,





                                           /s/Day, Berry & Howard LLP


BJR: MLB: BJS